Exhibit 99.1

100 W. University Avenue
Champaign, IL 61820
(217)351.6506

For Immediate Release	Contact:	Van A. Dukeman
President & CEO
Vdukeman@bankillinois.com
Champaign, Illinois 217.351.6568

MAIN STREET TRUST, INC. ANNOUNCES
CASH DIVIDEND

Champaign, Ill.  December 17, 2003/PRNewswire/ — Van A. Dukeman, President and CEO of Main Street Trust, Inc. (OTC Bulletin Board:  MSTI), announced that the Company’s Board of Directors approved a cash dividend of $0.21 per share, a five percent (5%) increase over the prior period cash dividend.  The dividend will be paid on January 23, 2004 to all shareholders of record as of January 9, 2004. This is the fourth quarterly cash dividend declared in 2003.

Main Street Trust, through its banking subsidiaries, BankIllinois and First National Bank of Decatur, and its retail payment processing subsidiary, FirsTech, Inc., has 17 banking offices in five communities, in Illinois including Champaign, Urbana, Mahomet, Decatur, Shelbyville, and Mt. Zion, and provides customers with free access to 72 ATM’s in various locations throughout the state of Illinois.

100 W. University Avenue, P. O. Box 4028, Champaign, IL 61824-4028